Exhibit 10.3

OFFICE LEASE

McGarry Management, LLC, of 401 Andover Street, North Andover, MA 01845, telephone (978) 686-1111, fax (978) 685-7878, Lessor, which expression shall include its heirs, successors and assigns where the context so admits, does hereby lease to Andover Management Services, Inc. a Deleware corporation, of 510 Turnpike Street, North Andover, MA 01845 individually and severally, hereinafter collectively referred to as Lessee, Suite 204, as built out in the floor plan attached hereto as Exhibit A, at 510 Turnpike Street, North Andover, MA, together with the right to use in common with others entitled thereto, the hallways and stairways necessary for access thereto, the parking lot and the lavatories nearest thereto.  Lessor shall construct the additional buildout as indicated in red on Exhibit A at Lessee’s expense.

TERM & RENT

The term of this lease shall be for three (3) years, commencing on August 1, 2006 and ending on July 31, 2009, at the monthly rent of $4,019 payable in advance on the first day of the month starting August 1, 2006.

Upon the execution of this lease, the LESSEE shall pay to the LESSOR the amount of  $8,038 which shall be held as a security for the LESSEE’s performance as herein provided and refunded to the LESSEE at the end of this lease subject to the LESSEE’s satisfactory compliance with the conditions hereof.

COMMON AREA MAINTENANCE

In addition to payments of rent. LESSEE shall pay the LESSOR an amount equal to the LESSEE’s percentage share of the real estate taxes, common area maintenance such as common area cleaning, maintenance, snow removal, landscaping and all other costs associated with the operation of the building, including building property insurance(hereinafter referred to as “CAM charges”).  LESSEE’s percentage share is 16%.

The CAM charges will be billed to LESSEE on a monthly basis in advance.  In the twelfth month of each year of the lease, LESSOR will supply LESSEE with copies of all bills associated with the CAM charges, if requested by LESSEE.  Adjustments will be made by the LESSOR to LESSEE’s pro rated monthly payments for additional rent as herein defined, and reconciled between actual costs and annual projected charges adjusted annually.

UTILITIES

LESSEE shall pay, as they become due, all bills for gas and electricity (whether they are used for heat and/or air conditioning its offices) that are furnished to the leased premises and presently separately metered.

PAYMENTS

Time is of the essence of each and every provision of the Lease.  In the event LESSEE is in default of any payment hereunder beyond a five (5) day grace period, LESSEE shall pay to LESSOR as additional rent, interest in the amount of 1% per month on the outstanding amount due from the date it was originally due hereunder, and a late fee of $25 for each occurrence to pay for LESSOR’S administrative costs.

USE OF LEASED PREMISES

The LESSEE shall use the leased premises only for the purpose of  professional offices.  The LESSEE acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive or contrary to any law or any town by-law in force in the town in which the premised are suited.

FIRE INSURANCE

The LESSEE shall not permit any use of the leased premises which will make voidable any insurance on the property of which the leased premises are a part or on the contents of said property of which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers.  The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE’s use of the premises.

MAINTENANCE OF PREMISES

The LESSEE agrees to exclusively maintain the leased premises in the same condition as they are at the commencement of the term or as they may be put during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, acknowledging that the leased premises are now in good order.

ALTERATIONS-ADDITIONS

The LESSEE shall not make structural alterations or additions to the leased premises, but may make non-structural alterations provided the LESSOR consents thereto in writing, which shall not be unreasonably delayed or withheld.  All such allowed alterations shall be at LESSEE’s expense and shall be in quality at least equal to the present construction.  LESSEE shall not permit any mechanic’s liens, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR.  Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of this lease.

ASSIGNMENT-SUBLEASING

The LESSEE shall not assign or sublet the whole or any part of the leased premises to an unrelated company without LESSOR’s prior written consent, which shall not be unreasonably delayed or withheld.  Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease.  Any rent to be paid by any assignee or subtenant in excess of the rent payable hereunder, shall be forthwith paid to the LESSOR.

SUBORDINATION

The lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deed of trust or other such instruments in the nature of a mortgage.  Under no circumstances may the LESSEE or his agents record this lease or any notice of this lease without the written consent of the LESSOR.

LESSOR’S ACCESS — LOCKS & KEYS

The LESSOR or agents of the LESSOR may, at reasonable times, enter to view the leased premises and may remove placard and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the leased premises to others.  All locks in the building must be keyed to the LESSOR’S master key; therefore, LESSEE may not change or replace any lock or add any new locks without the LESSOR’S written permission.  There will be a $200.00 charge to the LESSEE for each lock that LESSEE adds or replaces without LESSOR’S written permission.

INDEMNIFICATION AND LIABILITY

The LESSEE shall save the LESSOR harmless from all loss and damage occasioned by the use or escape of water or by the bursting of pipes, as well as from any claim or damage resulting from neglect in not removing snow or ice from the roof of the building or from the sidewalks bordering upon the premises so leased, or by any nuisance made or suffered on the leased premises, unless such loss is caused by the neglect of the LESSOR.

LESSEE’S LIABILITY INSURANCE

The LESSEE shall maintain with respect to the leased premises comprehensive public liability insurance in the amount of $1,000,000, with property damage insurance in limits adequate to cover all of LESSEE’s property, in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as the LESSEE against injury to persons or damage to property as provided.  The LESSEE shall deposit with the LESSOR certificates for such insurance upon the request of the LESSOR.

FIRE, CASUALTY —EMINENT DOMAIN

Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease.  When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

(a)                                  The LESSOR fails to give written notice within thirty (30) days of said fire, casualty or taking of its election to restore the leased premises, or

(b)                                 The LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking.

The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE’s fixtures, property or equipment.

DEFAULT & BANKRUPTCY

In the event that:

(a)                                  the LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after written notice thereof; or

(b)                                 the LESSEE shall default in the observance or performance of any other of the LESSEE’s covenants, agreements or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

(c)                                  the LESSEE shall be declared bankrupt or insolvent according to law, or if any assignment shall be made of LESSEE’s property for the benefit of creditors,

then the LESSOR shall have the right there after, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE’s effects, without prejudice to any remedies which might be otherwise used for arrears of rent or the balance of the rent due under this lease or other default.  The LESSEE shall indemnify the LESSOR against all loss of rent and other payments, which the LESSOR may incur by reason of such termination during the residue of the term.  If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE’s part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE.   If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of 12% per annum and costs, shall be paid by the LESSEE as additional rent.

NOTICE

Any notice from the LESSOR to the LESSEE relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if left at the leased premises addressed to the LESSEE, or, if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE.  Any notices from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at 401 Andover St., North Andover, MA 01845.  Rents shall be mailed or delivered to LESSOR at 401 Andover St., North Andover, MA 01845.

SURRENDER

The LESSEE shall at the expiration or other termination of this lease remove all LESSEE’s goods and effects from the leased premises.  LESSEE shall deliver to the LESSOR the lease premises and all keys, locks thereto and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted.  In the event of the LESSEE’s failure to remove any of LESSEE’s property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE’s expense, or to retain same under LESSOR’s control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

QUIET ENJOYMENT

LESSOR agrees that, providing that LESSEE is current with rent payments and other financial obligations and is performing and observing the terms, provisions, conditions and covenants of this Lease on its part to be performed and observed, LESSEE shall and may lawfully, peaceably and quietly have, hold, occupy and enjoy the leased premises as herein provided, without any manner of hindrance, molestation or ejection from LESSOR or anyone claiming by, through or under LESSOR.

RULES & REGULATIONS

LESSEE will observe and comply with and will cause its employees and agents to observe and comply with reasonable Building rules and regulations from time to time promulgated by LESSOR for the benefit and prosperity of the Building.

OTHER PROVISIONS

LESSEE shall:	(1) be responsible for cleaning its offices;
(2) place plastic mats under all moving chairs in its offices;
(3) not place any sign on the property at said premises other than those provided by LESSOR; and
(4) not permit smoking in its offices or the common areas of the building.

Signed as a sealed instrument this            17th              day of   July, 2006

McGarry Management, LLC, LESSOR		Andover Management Services, Inc., LESSEE

By		By
	John F. McGarry, Manager		Edwin A. Reilly